Exhibit 23.5

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 9, 1996, which appears in the annual report on Form 10-K of Medical Resources, Inc. for the year ended December 31, 1995, and to the reference of our Firm under the caption "Experts" in the Prospectus.



                                     /s/ Kempisty & Company
                                     Certified Public Accountants, PC.


New York, New York
September 23, 1996